UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2020 (January 17, 2020)

DIRECTVIEW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53741	04-3053538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21218 Saint Andrews Blvd., Suite 323

Boca Raton, FL 33433

(Address of principal executive offices)

(561) 750-9777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On January 17, 2020, DirectView Holdings, Inc. (the “Company”) issued two demand promissory notes (the “Notes”) to certain debt holders, with an aggregate principal amount of $250,000. The Notes accrue interest at the rate of 18% per annum, payable in cash on the earlier of December 17, 2020, together with accrued interest. A minimum of six-months of interest is guaranteed. Each holder of the Notes may demand repayment of its Note at any time, in whole or in part, upon three business days prior written notice, without penalty.

If a Note is repaid (i) prior to 91 calendar days from the date of issuance, the Company is required to repay one hundred and nine percent (109%) of the aggregate principal balance and interest due on the Note outstanding as of the date of repayment (ii) between 91-120 calendar days from the date of issuance, the Company is required to repay one hundred and fifteen percent (115%) of the aggregate principal balance and interest due on the Note outstanding as of the date of repayment (iii) 121 calendar days or more from the date of issuance, the Company is required to repay one hundred and twenty-four percent (124%) of the aggregate principal balance and interest due on the Note outstanding as of the date of repayment.

In addition, the Notes provide that all accrued and unpaid interest thereon may be converted into the Company’s next equity or debt securities offering on a dollar-for-dollar basis on such subscription terms and conditions as provided for in such offering.

Upon the occurrence of an event of default under the Notes, the Company must repay to the Note holders a default penalty equal to two percent (2%) of the face amount of such Notes per month during the period of default, in addition to the payment of all other amounts, costs, fees and expenses due in respect of the Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed above under Item 1.01, the Company issued the Notes on January 17, 2020. The information disclosed above under Item 1.01 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 24, 2020, the Company filed its Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B 10% Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada, establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to its Series B 10% Convertible Preferred Stock (the “Preferred Stock”). A copy of the Certificate of Designation is included as Exhibit 3.1 to this Current Report on Form 8-K. The Company received an investment of $50,000 from its Chief Executive Officer in connection with the issuance of the Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B 10% Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRECTVIEW HOLDINGS, INC.

Date: January 24, 2020	/s/ Gerry Czarnecki
	Name:	Gerry Czarnecki
	Title:	Chief Executive Officer